Exhibit 31.2

CERTIFICATIONS

I, Oluwagbemileke Agiri, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Gevo, Inc. (the “Registrant”); and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 15, 2025

/s/ Oluwagbemileke Agiri
Oluwagbemileke Agiri Chief Financial Officer (Principal Financial Officer)